EXHIBIT 21

Crown Holdings, Inc.
Exhibit 21 – Subsidiaries of Registrant

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION
Crown Cork & Seal Company, Inc.	Pennsylvania
Crown Consultants, Inc.	Pennsylvania
Crown Americas LLC	Pennsylvania
Crown Americas Capital Corp.	Delaware
CROWN Americas Capital Corp. II	Delaware
CROWN Packaging Technology, Inc.	Delaware
CROWN Cork & Seal USA, Inc.	Delaware
Crown Financial Management, Inc.	Delaware
Crown Beverage Packaging, Inc.	Delaware
CROWN Beverage Packaging Puerto Rico, Inc.	Delaware
Crown Cork & Seal Receivables (DE) Corporation	Delaware
Crown Cork & Seal Company (DE), LLC	Delaware
Crown International Holdings, Inc.	Delaware
CROWN Packaging Barbados Limited	Barbados
CROWN Verpakking België NV	Belgium
CROWN Speciality Packaging België NV	Belgium
Eurocan Dranken NV	Belgium
Crown Brasil Holdings Ltda.	Brazil
CROWN Embalagens Métalicas da Amazonia S.A.	Brazil
CROWN Tampas S.A.	Brazil
Aruma Productora de Embalagens do Sergipe Ltda.	Brazil
CROWN Distribuidora de Embalagens Ltda.	Brazil
CROWN Asia Pacific Investments (T) Limited	British Virgin Islands
CROWN Beverage Cans (Cambodia) Limited	Cambodia
Crown Canadian Holdings ULC	Canada
CROWN Metal Packaging Canada Inc.	Canada
CROWN Beverage Cans Beijing Limited	China
Foshan Continental Can Co. Limited	China
Foshan Crown Easy-Opening End Co. Limited	China
CROWN Beverage Cans Huizhou Limited	China
CROWN Beverage Cans Shanghai Limited	China
Crown Beverage Cans Hangzhou Limited	China
Crown Colombiana, S.A.	Colombia
CROWN Pakkaus OY	Finland
Crown European Holdings SA	France
CROWN Emballage France SAS	France
Crown Developpement SAS	France
Société de Participations CarnaudMetalbox SAS	France
CROWN Bevcan France SAS	France
CROWN Verpackungen Deutschland GmbH	Germany
CROWN Nahrungsmitteldosen GmbH	Germany

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION
Crown Cork & Seal Deutschland Holdings GmbH	Germany
CROWN Speciality Packaging Deutschland GmbH	Germany
CROWN Nahrungsmitteldosen Deutschland GmbH	Germany
CROWN Verschlűsse Deutschland GmbH	Germany
CROWN Cans Ghana Limited	Ghana
CROWN Hellas Can Packaging SA	Greece
CROWN Beverage Cans Hong Kong Limited	Hong Kong
Crown China Holdings (Hong Kong) Limited	Hong Kong
CROWN Magyarorszag Csomagoloipari KFT	Hungary
CROWN Packaging Ireland Ltd.	Ireland
CROWN Bevcan Italy S.r.l.	Italy
Crown Imgallaggi Italia Srl	Italy
CROWN Aerosols Italia S.r.l.	Italy
Crown Holdings Italia Srl	Italy
Crown Speciality Packaging Italia Srl	Italy
CROWN Closures Italy S.r.l.	Italy
CROWN Italy Finance S.r.l.	Italy
CROWN SIEM	Ivory Coast
CROWN Packaging Jamaica Limited	Jamaica
CROWN Middle East Can Co. Ltd.	Jordan
CROWN Société Malgache d’Emballages Metalliques (CROWN SMEM)	Madagascar
CROWN Beverage Cans Malaysia Sdn Bhd	Malaysia
CROWN Closures Malaysia Sdn Bhd	Malaysia
CROWN Envases Mexico, S.A. de C.V.	Mexico
Crown Packaging Maroc	Morocco
CROWN Verpakking Nederland, BV	Netherlands
Crown Overseas Investments BV	Netherlands
CROWN Speciality Packaging BV	Netherlands
CROWN Aerosols Nederland BV	Netherlands
CROWN Packaging Polska Sp.z.o.o.	Poland
Crown Cork & Seal de Portugal Embalagens S.A.	Portugal
Crown Cork Kuban	Russia
CROWN Asia-Pacific Holdings Limited	Singapore
CROWN Beverage Cans Singapore Pte. Ltd.	Singapore
CROWN Bevcan Slovakia s.r.o.	Slovakia
CROWN Packaging Slovakia, s.r.o.	Slovakia
CarnaudMetalbox Food South Africa (Pty) Limited	South Africa
CROWN Bevcan Espana S.L.	Spain
CROWN Embalajes Espana SL	Spain
Crown Vogel AG	Switzerland

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION
CROWN Food Packaging (Thailand) Public Company Limited	Thailand
CROWN Bevcan and Closures (Thailand) Company Limited	Thailand
CROWN Packaging Trinidad Limited	Trinidad
Crown Magreb Can	Tunisia
CROWN Bevcan Türkiye Ambalaj Sanayi Ve Ticaret	Turkey
CarnaudMetalbox Engineering Limited	United Kingdom
CarnaudMetalbox Group UK Limited	United Kingdom
CarnaudMetalbox Overeseas Limited	United Kingdom
CROWN Packaging UK PLC	United Kingdom
Crown Cork & Seal Finance Limited	United Kingdom
Crown UK Holdings Limited	United Kingdom
CROWN Specialty Packaging UK Limited	United Kingdom
CROWN Aerosols UK Limited	United Kingdom
Crownway Insurance Company	Vermont
Crown Beverage Cans Dong Nai Limited	Vietnam
CROWN Beverage Cans Hanoi Limited	Vietnam
CROWN Beverage Cans Saigon Limited	Vietnam

(1)	The list includes only consolidated subsidiaries which are directly owned or indirectly owned by the Registrant.

(2)
In accordance with Regulation S-K, Item 601(b)(ii), the names of certain subsidiaries have been omitted from the foregoing list.  The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in Regulation S-X, Rule 1-02(w).